Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Baldor Electric Company 2006 Equity Incentive Plan of our reports dated March 3, 2009, with respect to the consolidated financial statements of Baldor Electric Company included in its Annual Report (Form 10-K) for the year ended January 3, 2009, and the effectiveness of internal control over financial reporting of Baldor Electric Company filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

August 28, 2009